UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2025
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway
Building 300,	Suite 200
Austin	TX	78735
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 17, 2025, Mark Roberts, Senior Vice President, Thermon Heating Systems and Engineering and a current named executive officer of Thermon Group Holdings, Inc. (the "Company"), notified the Company of his decision to retire from his role, effective June 30, 2025 (the “Transition Date”). In order to ensure an orderly transition of his responsibilities, the Company and Mr. Roberts entered into a Transition and Consulting Agreement and General Release on February 18, 2025 (the "Consulting Agreement"), pursuant to which Mr. Roberts will commence service as an independent consultant of the Company as of the Transition Date and through June 30, 2026 (the “Consulting Expiration Date”).

During the period between the Transition Date and the Consulting Expiration Date (the “Consulting Period”), Mr. Roberts will make himself available to the Company for advice and counsel on an as needed basis. In exchange, (i) the Company will pay Mr. Roberts a consulting rate of two hundred and forty dollars ($240) per hour, (ii) Mr. Roberts will continue to vest in the restricted stock units granted to him on June 1, 2023 (“FY24 RSUs”), with such FY24 RSUs vesting in full subject to Mr. Roberts’ continued service through the Consulting Expiration Date, (iii) Mr. Roberts will continue to vest in his performance units granted to him on June 1, 2023 (“FY24 PSUs”), with the FY24 PSUs vesting based on actual performance and subject to Mr. Roberts’ continued service through the Consulting Expiration Date, (iv) Mr. Roberts will continue to vest in his restricted stock units granted to him on June 1, 2024 (“FY25 RSUs”), with such FY25 RSUs vesting subject to Mr. Roberts’ continued service through the Consulting Expiration Date, and (iv) the post-termination exercise period for his outstanding stock option awards will commence upon the Consulting Expiration Date. Mr. Roberts will cease to be eligible for the benefits set forth in the Consulting Agreement upon the termination of the Consulting Period by either party, except with respect to any accrued but unpaid hourly fees for services rendered prior to the termination of the Consulting Period.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 20, 2025	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Ryan Tarkington
Ryan Tarkington
Senior Vice President, General Counsel & Corporate Secretary